UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 18, 2009

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, in February 2009, The Talbots, Inc. (the “Company”) determined to freeze the Company’s tax-qualified defined benefit pension plan and its defined benefit supplemental executive retirement plan (the “defined benefit SERP”). As a result, effective May 1, 2009, all future benefit accruals under the tax-qualified defined benefit pension plan and defined benefit SERP ceased for all participants and the existing accrued benefits under those plans were frozen as of that date. The Company’s pre-existing employment agreement with its President and CEO, Trudy Sullivan, entered into on June 28, 2007 in connection with Ms. Sullivan’s initial hiring, provides that if the Company materially reduced or eliminated her benefits under the defined benefit SERP, the Compensation Committee of the Board of Directors is required to provide a substantially comparable benefit in replacement for the reduced or discontinued defined benefit SERP. In response to the defined benefit SERP freeze as of May 1, 2009 and following consideration by the Compensation Committee of the Board of Directors with its outside compensation consultant, on June 18, 2009 the Company executed an amendment to the CEO's employment agreement (the “Amendment”) pursuant to which the CEO waived and released all claims to future benefit accruals under both the tax-qualified defined benefit pension plan and the defined benefit SERP.  For this waiver and release, and to replace the termination as of May 1, 2009 of the CEO’s rights to future benefit accruals under the tax-qualified defined benefit pension plan and the defined benefit SERP, the Company agreed, pursuant to the Amendment, to make six equal payments of $200,000 over the next six months to the CEO. This payment reflects the Compensation Committee’s consideration, with its outside compensation consultant, of a “discounted” or reduced net present value calculation to reflect a buyout of the executive’s future benefit accrual rights which were eliminated by reason of the Company’s freeze of such defined benefit plans, including assumptions concerning future potential compensation levels and periods of employment for which future benefit accruals could have been earned were it not for the freezing of such plans. The above is intended as a summary of the Amendment, and is qualified in its entirety by the terms of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)             Exhibits.

10.1           Amendment No. 1 to Employment Agreement of Trudy F. Sullivan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: June 18, 2009	By:	/s/ Richard T. O’Connell, Jr.
		Name:	Richard T. O’Connell, Jr.
		Title:	Executive Vice President, Real Estate, Legal, Store Planning & Design and Construction, and Secretary